Exhibit 99.1

Civista Bancshares, Inc. Announces Agreement to Acquire The Farmers Savings Bank; Launches Public Offering of Common Shares

SANDUSKY, Ohio and SPENCER, Ohio, Jul. 10, 2025 /PRNewswire/ — Sandusky, Ohio based Civista Bancshares, Inc. (“Civista”) (NASDAQ: CIVB) and The Farmers Savings Bank (“Farmers”) today announced the signing of a definitive merger agreement pursuant to which Civista will acquire Farmers. Based on financial data as of March 31, 2025, the combined company would have total assets of approximately $4.4 billion, total net loans of approximately $3.2 billion and total deposits of approximately $3.5 billion.

Civista today also announced it launched an underwritten public offering of its common shares. Civista expects to grant the underwriters a 30-day option to purchase additional common shares in the offering. Civista plans to use the net proceeds from the offering for general corporate purposes, which may include supporting organic growth opportunities and future strategic transactions. Piper Sandler & Co. is serving as the sole book-running manager of the offering.

The acquisition of Farmers will add two branches in Medina and Lorain Counties in Northeast Ohio, as well as approximately $183 million in low-cost core deposits. As of March 31, 2025, Farmers reported total assets of $285 million and net loans of $104 million. Management believes that this acquisition will allow Civista to bring its enhanced commercial lending platform to Farmers’ strong markets and deploy Farmers’ excess liquidity, with its 46% loan-to-deposit ratio, to drive continued growth.

“We are excited to welcome Farmers Savings Bank into the Civista family. This acquisition not only strengthens our presence in northeast Ohio but also reflects our shared commitment to community banking. By combining our resources and expertise, we’re positioned to deliver greater value to our shareholders while continuing to support the individuals, families, and businesses that make Spencer, Wellington and the surrounding communities so special.” — Dennis G. Shaffer, President & CEO, Civista.

“This partnership with Civista marks an exciting new chapter for Farmers Savings Bank and the communities we serve,” said Tom Lee, CEO & President of Farmers Savings Bank. “Civista shares our deep commitment to personalized service and community values. We are confident this transition will bring expanded opportunities and enhanced resources to our customers while preserving the trusted relationships we’ve built over the years.”

Subject to the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Civista agreed to pay $34.925 million in cash and issue 1,434,491 common shares, in aggregate, for all of Farmers shares outstanding, subject to potential adjustment based on Farmers’ equity prior to closing being $56.0 million. This implies an aggregate deal value of approximately $70.4 million based on the closing price of Civista’s common shares on July 9, 2025 of $24.72. The transaction is expected to close in the fourth quarter of 2025, subject to the required approval of the Farmers shareholders, receipt of all required regulatory approvals and fulfillment of other customary closing conditions.

100 E Water Street | Sandusky, OH 44870 | 888.645.4121 | www.civb.com

Under the terms of the merger agreement, the directors and other key shareholders of Farmers have agreed to vote all Farmers shares that they own in favor of the merger.

In preparation for the merger, extensive due diligence was performed over a multi-week period. Under the proposed merger terms, the acquisition of Farmers is expected to be approximately 10% accretive to Civista’s diluted earnings per share once anticipated cost savings are fully phased-in. In addition, any tangible book value dilution created as a result of the transaction is expected to be earned back in approximately three years after closing. Post-closing, Civista’s capital ratios are expected to continue to exceed “well-capitalized” regulatory standards.

Civista will host an investor conference call and webcast on July 11, 2025, at 2:00pm, ET, to provide an overview of the merger transaction and highlights. Participants may join the conference ten minutes prior to the start time by calling 1-800-836-8184 and asking for the Civista Bancshares conference. Additionally, the live webcast may be accessed from the ‘Webcasts and Presentations’ page of Civista’s website, www.civb.com, or from the ‘Upcoming Events’ tab on the CIVB mobile site.

Piper Sandler & Co. is acting as financial advisor to Civista and Vorys, Sater, Seymour and Pease LLP is serving as its legal counsel in the transaction. Janney Montgomery Scott LLC is acting as financial advisor to Farmers and Dinsmore & Shohl LLP is serving as its legal counsel in the transaction.

Civista has filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement (including a prospectus) on Form S-3 (File No. 333-282560) and a preliminary prospectus supplement for the offering of its common shares to which this press release relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and the other documents Civista has filed and will file with the SEC for more complete information about Civista and the offering. The offering will be made only by means of the prospectus supplement and accompanying prospectus that forms a part of the registration statement, copies of which may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov, or by request from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by phone at 1-800-747-3924, or by email at prospectus@psc.com.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

100 E Water Street | Sandusky, OH 44870 | 888.645.4121 | www.civb.com

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $4.1 billion financial services holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, wealth management, and commercial equipment leasing services. Today, Civista Bank operates 42 locations across Ohio, Southeastern Indiana, and Northern Kentucky. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”.

About The Farmers Savings Bank

The Farmers Savings Bank is a $285 million commercial bank headquartered in Spencer, Ohio. Farmers operates two locations in Medina and Lorain Counties in Northeast Ohio. More information on Farmers may be accessed at www.fsb-spencer.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, Civista will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Farmers and a prospectus of Civista, as well as other relevant documents concerning the proposed merger. Shareholders of Farmers are urged to read the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and any other relevant documents filed with the SEC carefully and in their entirety when they become available, because they will contain important information about the proposed merger, and the respective companies. Before making any voting decision, Farmers shareholders should carefully review all of these documents and should not rely on the information contained herein.

Civista and Farmers and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Farmers shareholders with respect to the proposed merger. Information regarding the directors and officers of Civista is available in the proxy statement for Civista’s 2025 annual meeting of shareholders, as filed with the SEC on March 10, 2025. Information about the directors and executive officers of Farmers regarding their interests and the interests of other persons who may be deemed participants in the transaction will be set forth in the proxy statement/prospectus to be included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

Investors and shareholders of Farmers will be able to obtain copies at no charge of the Registration Statement on Form S-4 (when available) and other documents filed with the SEC by Civista through the website maintained by the SEC (www.sec.gov) and on the Investor Relations section of the Company’s website (www.civb.com). Investors and shareholders may also obtain copies of these documents at no charge by directing a request to Civista Bancshares, Inc., 100 East Water Street P.O. Box 5016, Sandusky, Ohio 44870, Attn: Dennis G. Shaffer, President and Chief Executive Officer.

100 E Water Street | Sandusky, OH 44870 | 888.645.4121 | www.civb.com

This press release is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act.

Forward-Looking Statements

Certain matters set forth in this press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express management’s current expectations, estimates or projections of future events, results or long-term goals. All statements other than statements of historical fact, including statements regarding the proposed merger and the concurrent proposed underwritten follow-on public offering of Civista’s common shares, are forward-looking statements. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this press release speak only as of the date they were made, and Civista undertakes no obligation to update any statement except to the extent required by law. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results or performance to differ from those expressed or implied by the forward-looking statements. Factors that could cause actual results or performance to differ from those discussed in the forward-looking statements include:

•  risks related to the proposed merger, including the risk that the partes may fail to complete the merger on the terms and timing currently contemplated or at all, and/or to realize the expected benefits of the merger;

•  the risk that integration of Farmers may divert the attention of the management teams of Civista and Farmers and cause a loss of momentum in their ongoing businesses;

•  the risk of unforeseen and underestimated liabilities of Farmers that may exist;

•  business disruptions or loss of key employees in connection with the merger;

•  adverse developments in the equity markets or overall economy could affect the trading price of Civista’s common shares and the ability to complete the proposed follow-on offering on favorable terms or at all; and

•  the other risks identified from time to time in Civista’s public filings with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in “Item 1A. Risk Factors” of Part II of Civista’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

100 E Water Street | Sandusky, OH 44870 | 888.645.4121 | www.civb.com